UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2017

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

950 S. Cherry St., Suite 1515, Denver, Colorado	80246
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 993-3200

Not Applicable
Former Name, Former Address or Former Fiscal Year,
If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

U.S. Energy Corp. (the "Company") announced that on September 20, 2017, the Company received notice from the NASDAQ Stock Exchange (“NASDAQ”) that the Company has not regained compliance with NASDAQ’s continued listing standards.

On March 23, 2017, NASDAQ notified the Company that the bid price of its listed security had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (the “Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until September 19, 2017, to regain compliance with the Rule.

The Company has not regained compliance with the Rule and is not eligible for a second 180 day period. Specifically, the Company does not meet the minimum $5 million stockholders’ equity, $50 million Market Value of Listed Securities, or $750,000 net income from continuing operations initial listing requirements for The NASDAQ Capital Market. Accordingly, unless the Company requests an appeal of this determination as described in further detail below, the Company’s securities will be scheduled for delisting from The NASDAQ Capital Market and will be suspended at the opening of business on September 29, 2017, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The NASDAQ Stock Market.

In accordance with NASDAQ procedures, the Company plans to appeal the determination and intends to submit a business plan to NASDAQ demonstrating how it intends to regain compliance with the continued listing standards set forth in in Listing Rule 5550(a)(2). A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. The Company intends to submit such a business plan within the required time frame and will continue to work with NASDAQ to attempt to comply with all continued listing standards.  Assuming that NASDAQ accepts the plan, the Company will be subject to quarterly monitoring for compliance with the business plan and the Company's common stock will continue to trade on the NASDAQ Capital Market, subject to the Company's compliance with other NASDAQ continued listing requirements.

If the Company's common stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company's common stock; (ii) reducing the number of investors willing to hold or acquire the Company's common stock, which could negatively impact the Company's ability to raise equity financing; (iii) limiting the Company's ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company's ability to provide equity incentives to its employees

There can be no assurance that the Company’s plans to comply with the required bid price, minimum shareholders’ equity, market value of listed securities or net income from continuing operations will be successful. There can also be no assurance that the Company’s appeal of the determination would be successful. If the Company’s Common Stock ceases to be listed for trading on the Nasdaq Capital Market, the Company expects that its Common Stock would be traded on the Over-the-Counter Bulletin Board on or about the same day

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: September 22, 2017	By:	/s/ David Veltri
David Veltri Chairman & Chief Executive Officer